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                                                                  EXHIBIT 99.1

                                FIRST AMENDMENT
                                       TO
                      THE 1997 EXECUTIVE STOCK OPTION PLAN
                                       OF
                               OVERLAND DATA, INC.



SECTION 1. ESTABLISHMENT AND PURPOSE.

         This Plan was established in 1997 to offer selected members of management of Overland Data, Inc., a California corporation (the "Company"), an opportunity to acquire an interest in the Company or to increase such interest, by purchasing Shares of the Company's Common Stock. This Plan provides for the grant of Options to purchase Shares. Options granted under this Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code. This Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act.


SECTION 2. DEFINITIONS.

         (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time.

         (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "COMMITTEE" shall mean a committee of the Board of Directors, consisting of Nonemployee Directors as appointed by the Board of Directors from time to time, or, if no such committee is appointed, all members of the Board of Directors who are not Employees of the Company, in either case, as described in
Section 3(a) of this Plan.

         (d) "COMPANY" shall mean Overland Data, Inc., a California corporation.

         (e) "EMPLOYEE" shall include every individual performing Service to the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code and the applicable regulations thereunder.

         (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         (h) "FAIR MARKET VALUE" shall mean the market price of Stock, determined by the Committee as follows:

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                  (1) If Stock was traded over-the-counter on the date in
question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

                  (2) If Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

                  (3) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transaction report for such date; and

                  (4) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 260.140.50, Title 10 of the California Code of Regulations, or with respect to the determination of Fair Market Value in connection with the exercise of any Options granted to Nonemployee Directors under Section 4(b) of this Plan, by an independent appraiser selected by the Committee in its sole discretion.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (i) "ISO" shall mean an incentive stock option described in Section 422(b) of the Code.

         (j) "NONEMPLOYEE DIRECTOR" shall mean a member of the Board of Directors who (i) is not currently an officer or Employee of the Company or a parent or Subsidiary of the Company, (ii) has not received compensation for serving as a consultant or in any other non-director capacity or had an interest in any transaction with the Company or a parent or Subsidiary of the Company that would exceed the $60,000 threshold for which disclosure would be required under Item 404(a) of Regulation S-K, or (iii) has not been engaged through another party in a business relationship with the Company which would be disclosable under Item 404(b) of Regulation S-K. If the Board of Directors determines that compliance with Section 162(m) of the Code is desirable, then the term "Nonemployee Director" shall also be interpreted to satisfy the definition of "outside director" under Section 162(m) and applicable regulations issued pursuant thereto.

         (k) "NONSTATUTORY OPTION" shall mean a Stock Option not described in Sections 422(b) or 423(b) of the Code.

         (l) "OPTION" shall mean an ISO or Nonstatutory Option granted under this Plan and entitling the holder to purchase Shares.

         (m) "OPTIONEE" shall mean an individual who holds an Option.

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         (n) "PLAN" shall mean the 1997 Stock Option Plan of the Company, as amended.

         (o) "SERVICE" shall mean service as an Employee.

         (p) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 8 of this Plan (if applicable).

         (q) "STOCK" shall mean the Common Stock of the Company.

         (r) "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

         (s) "STOCK PURCHASE AGREEMENT" shall mean the Notice of Exercise and Stock Purchase Agreement to be delivered by an Optionee to the Company upon exercise of an Option.

         (t) "SUBSIDIARY" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding Stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

         (u) "TAXES" shall mean the term defined in Section 6(d)(1) of this Plan.

         (v) "TOTAL AND PERMANENT DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.


SECTION 3. ADMINISTRATION.

         (a) COMMITTEE MEMBERSHIP. This Plan shall be administered by the Committee. The Committee shall consist only of Nonemployee Directors of the Company and shall have at least two members. The Committee shall meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Board of Directors may appoint a separate committee of the Board of Directors, composed of one or more directors of the Company who need not be Nonemployee Directors, who may administer this Plan with respect to Employees who are not officers or directors of the Company or incoming new directors of the Company, may grant Options under this Plan to such persons and may

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determine the timing, number of Shares subject to such Options and other terms of such grants.

         (b) COMMITTEE PROCEDURES. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee's members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all of the Committee's members, shall be valid acts of the Committee.

         (c) COMMITTEE RESPONSIBILITIES. Subject to the provisions of this Plan, and without further approval of the Board of Directors, the Committee shall have full authority and discretion to take the following actions:

                  (1) To interpret this Plan and to apply its provisions;

                  (2) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

                  (3) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

                  (4) To determine when Options are to be granted under this Plan;

                  (5) To select the Optionees;

                  (6) To determine the number of Shares to be made subject to each Option;

                  (7) To prescribe the terms and conditions of each Option, including, without limitation, the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                  (8) To amend any term of any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

                  (9) To accelerate or defer, with the consent of the Optionee, the exercise date of any Option;

                  (10) With the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option previously granted by the Committee;

                  (11) To prescribe the consideration for the grant of each Option or other right under this Plan and to determine the sufficiency of such consideration; and

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                  (12) To take any other actions deemed necessary or advisable for the administration of this Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to this Plan, any Option, or any other right to acquire Shares under this Plan.


SECTION 4. ELIGIBILITY.

         (a) GENERAL RULE. Only Employees shall be eligible to receive options under the Plan. In addition, the following restrictions shall apply:

         (b) TEN-PERCENT STOCKHOLDERS. An Employee who owns more than 10 percent of the total combined voting power of all classes of Outstanding Stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an Option unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of the Shares underlying such Option on the date of grant of such Option and (ii) if such Option is an ISO, such ISO is not exercisable after the expiration of five years from the date of grant.

         (c) ATTRIBUTION RULES. For purposes of Subsection (b) above, in determining Stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall be counted in the determination of Stock ownership for purposes of the above Subsection (b).

         (d) OUTSTANDING STOCK. For purposes of Subsection (b) above, "Outstanding Stock" shall include all Stock actually issued and outstanding immediately after the grant. "Outstanding Stock" shall not include Shares authorized for issuance under outstanding Options held by the Employee or by any other person.


SECTION 5. STOCK SUBJECT TO THIS PLAN.

         (a) BASIC LIMITATION. Shares subject to Options granted under this Plan shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under this Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 800,000 Shares, subject to adjustment pursuant to Section 8 of this Plan. The number of Shares which is subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall

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at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

         (b) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purpose of this Plan.

         (c) LIMITATION ON GRANTS. The maximum number of Shares as to which Options shall be granted to any single Optionee shall not exceed 150,000 Shares.


SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

         (a) STOCK OPTION AGREEMENT. Each grant of an Option under this Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under this Plan need not be identical.

         (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8 of this Plan. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

         (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of the Option, except as otherwise provided in Section 4(b) of this Plan. The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 7 of this Plan.

         (d) WITHHOLDING TAXES. The Company's obligation to deliver Shares or cash upon the exercise of Options shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

                  (1) In the event that the Company or a Subsidiary determines that it is required to withhold federal, state, foreign or local taxes or social security/insurance amounts in connection with the grant or exercise of an Option or the disposition of Shares pursuant to the exercise of an Option (collectively, the "Taxes"), the Optionee or any person succeeding to the rights of the Optionee, as a condition to such grant, exercise or disposition, may be required to make arrangements satisfactory to the

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Company or such Subsidiary to enable it to satisfy such withholding requirements. Alternatively, at its discretion, the Company may issue or transfer Shares net of the number of Shares sufficient to satisfy the withholding requirements, with such Shares valued as of the date the withholding obligation is incurred.

                  (2) The Committee may also, in its discretion and applying relevant law in accordance with the provisions of this Section 6(d) and such supplemental rules as the Committee may from time to time adopt, require as a condition of delivery of the Shares upon exercise of Options, that the Optionee remit to the Company an amount in cash or check sufficient to satisfy the Taxes.

         (e) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee in its sole discretion; provided, however, that the Optionee's right to exercise the Option shall be at the rate of at least 20% per year over five years from the date when the Option is granted. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events determined from time to time by the Committee. The Stock Option Agreement shall also specify the term of the Option, which term shall not exceed ten years from the date of grant. Subject to the preceding sentence, the Committee in its sole discretion shall determine when an Option is to expire. An Option shall be deemed exercised when the Company receives from the Optionee (i) an executed Stock Purchase Agreement in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date when the stock certificate is issued, except as provided in Section 8 of this Plan. With respect to any ISOs granted under this Plan, the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Shares for which one or more Options granted to any Employee under this Plan (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as ISOs shall be applied on the basis of the order in which such Options are granted. To the extent such dollar limitation is exceeded in any one calendar year, the Option shall nevertheless be exercisable for the excess number of Shares as a Nonstatutory Option.

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         (f) NONTRANSFERABILITY.  During an Optionee's lifetime, such Optionee's
Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

         (g) TERMINATION OF SERVICE (EXCEPT BY DEATH). If an Optionee's Service terminates for any reason other than such Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

                  (1) The expiration date determined pursuant to Subsection (e) above;

                  (2) The date which is thirty (30) days after the termination of the Optionee's Service for any reason other than Total and Permanent Disability; or

                  (3) The date which is six (6) months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

         The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. For purposes of the foregoing provisions of this Section 6(g), the Optionee shall be deemed to be providing Service to the Company for so long as the Optionee renders Service on a periodic basis to the Company or a Subsidiary in the capacity of an Employee. The Optionee shall be considered to be an Employee for so long as the Optionee remains in the employ of the Company or a Subsidiary.

         (h) LEAVES OF ABSENCE. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under this Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

         (i) DEATH OF OPTIONEE. If an Optionee dies while he or she is providing Service to the Company, then such Optionee's Option(s) shall expire on the earlier of the following dates:

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                  (1) The expiration date determined pursuant to Subsection (e)
above; or

                  (2) The date which is six (6) months after the Optionee's death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.

         (j) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 8 of this Plan.

         (k) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

         (l) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such transfer restrictions as the Committee shall determine so long as such restrictions do not unfairly prejudice the opportunity of the Optionee to receive the fair value of the applicable Shares as required under Rule 260.140.8, Title 10 of the California Code of Regulations, in addition to any general restrictions that may apply to all holders of Stock. Options may not be transferred or assigned in any manner other than by will or by the laws of descent or distribution.

         (m) RULE 16b-3. Options granted to persons who are subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 promulgated thereunder and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to this Plan's transactions; provided, however, that this provision shall not apply if, at the time of such option grant, this Plan, as it relates to such grant, is not administered by a Committee consisting solely of Nonemployee Directors.

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SECTION 7. PAYMENT FOR SHARES.

         (a) GENERAL RULE. The entire Exercise Price of Shares issued under this Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

                  (1) In the case of an ISO granted under this Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (in its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b),
(c) or (d) below; or

                  (2) In the case of a Nonstatutory Option granted under this Plan, the Committee (in its sole discretion) may accept payment pursuant to Subsections (b), (c) or (d) below.

         (b) SURRENDER OF STOCK. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under this Plan.

         (c) EXERCISE/SALE. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any Taxes.

         (d) EXERCISE/PLEDGE. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any Taxes.


SECTION 8. ADJUSTMENT OF SHARES.

         (a) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the value of Stock, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5 of this Plan, (ii) the number of Shares

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covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

         (b) RESERVATION OF RIGHTS. Except as provided in this Section 8, an Optionee shall have no rights by reason of any subdivision or consolidation of Shares of Stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of Stock of any class. Any issue by the Company of Shares of Stock of any class, or securities convertible into Shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


SECTION 9. SECURITIES LAWS; STOCKHOLDER APPROVAL.

         Shares shall not be issued under this Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed. All options issued pursuant to this Plan are to be issued conditional upon approval of the Plan by the shareholders of the Company under applicable law.


SECTION 10. NO EMPLOYMENT RIGHTS.

         No provision of this Plan, nor any right or Option granted under this Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or in any way to amend, modify, waive or terminate the Company's (or any Subsidiary's) right to terminate any person's Service at any time and for any reason.


SECTION 11. DURATION AND AMENDMENTS.

         (a) TERM OF THIS PLAN. This Plan, as set forth herein, shall become effective August 12, 1997, the date when the Board of Directors adopted this Plan. Notwithstanding the foregoing, no Option granted under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Company. This Plan shall terminate automatically on the date which is ten (10) years after its initial adoption by the Board of Directors, August 12, 2007, and may be terminated on any earlier date pursuant to Subsection (b) below.

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         (b) RIGHT TO AMEND OR TERMINATE THIS PLAN. The Board of Directors may
amend, suspend or terminate this Plan at any time and for any reason; provided, however, that any amendment of this Plan which: (i) materially increases the number of Shares available for issuance under this Plan (except as provided in Section 8 of this Plan); (ii) materially changes the class of persons who are eligible for the grant of ISOs; or (iii) if required by Rule 16b-3 (or any successor thereto) under the Exchange Act, would materially increase the benefits accruing to participants under this Plan or would materially modify the requirements as to eligibility for participation in this Plan, shall be subject to the approval of the Company's shareholders by the affirmative vote of the holders of a majority of the securities of the Company present, or represented and entitled to vote at a duly held shareholders' meeting. Shareholder approval shall not be required for any other amendment of this Plan.

         (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under this Plan.


SECTION 12. EXECUTION.

         To record the adoption of this Plan by the Board of Directors on as of August 12, 1997, the Company has caused its authorized officer to execute the same.

                                       OVERLAND DATA, INC.,
                                       a California corporation


                                       By: /s/ Scott McClendon
                                           -------------------
                                           Scott McClendon, President and CEO



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